SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): January 24, 2002

                         Commission File No.: 333-36522



                       WICKLIFFE INTERNATIONAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                                              75-2853946
- -------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


               709-B West Rusk, Suite 580, Rockwall, Texas 75087
              -----------------------------------------------------
                    (Address of principal executive offices)


                                 (214) 212-2307
                            ------------------------
                            (Issuer telephone number)



                   -------------------------------------------
                   (Former name, if changed since last report)


           6060 N. Central Expressway, Suite 560, Dallas, Texas 75206
          ------------------------------------------------------------
                 (Former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

     On January 24, 2002, Charles Smith acquired 750,000 shares of the Company's stock out of the Company's 1,630,950 issued and outstanding shares.

Item 5.     Other Events.

     On January 24, 2002, Charles Smith was elected as director by the majority of the stockholders. Gary Bell, C. Keith Wilkerson II and Keith D. Newton were removed as directors on this date. The director appointed Charles Smith to serve as president, secretary and treasurer. Gary Bell was removed as President, C. Keith Wilkerson II was removed as vice president, and Keith D. Newton was removed as treasurer and secretary.

Charles Smith. Mr. Smith formed the Company and at this time is its only officer and director. He graduated from Boston University, Boston, Massachusetts in 1979 and since that time has been a Certified Public Accountant involved in all phases of business including the audit of companies and tax matters. He is a consultant to various companies ranging from an art distribution company to a junior resource company which is developing a gold property in Sinaloa State, Mexico. Mr. Smith's business affiliations during the last five years follow:
Chairman - Dynacap Group, Ltd. - a consulting and management firm - 1992 to the present. Sole proprietor as a Certified Public Accountant - 1983 to the present. Sole officer and Director - MC Cambridge, Inc. - a financial consulting firm - 1997 to present.



                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                   WICKLIFFE INTERNATIONAL CORPORATION, INC.

     Janaury 25, 2002
                                    /s/ Charles Smith
                                    --------------------------------------------
                                    Charles Smith
                                    President, Secretary, Treasurer and Director